                                                                      Exhibit 28
- - --------------------------------------------------------------------------------


RETIREMENT SAVINGS PLAN OF
FOREST OIL CORPORATION


FINANCIAL STATEMENTS


DECEMBER 31, 1994 AND 1993


(WITH INDEPENDENT AUDITORS' REPORT THEREON)

RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION





                                TABLE OF CONTENTS

- - --------------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT . . . . . . . . . . . . . . . . . . . .         1

STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS --
   December 31, 1994 and 1993  . . . . . . . . . . . . . . . . . . .         2

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS --
   Years Ended December 31, 1994 and 1993  . . . . . . . . . . . . .         3

NOTES TO FINANCIAL STATEMENTS -- December 31, 1994 and 1993  . . . .         4




SCHEDULE

     1    ASSETS HELD FOR INVESTMENT --
            December 31, 1994. . . . . . . . . . . . . . . . . . . .        11

     2    REPORTABLE TRANSACTIONS --
            Year Ended December 31, 1994 . . . . . . . . . . . . . .        12

                          INDEPENDENT AUDITORS' REPORT




THE PARTICIPANTS AND ADMINISTRATIVE COMMITTEE
RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION:


We have audited the accompanying statements of net assets available for plan benefits of the Retirement Savings Plan of Forest Oil Corporation as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Retirement Savings Plan of Forest Oil Corporation as of December 31, 1994 and 1993, and the changes in those net assets for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment as of December 31, 1994 and reportable transactions for the year ended December 31, 1994 are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements for the year ended December 31, 1994 and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                        KPMG PEAT MARWICK LLP


April 14, 1995

RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION

STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

DECEMBER 31, 1994 AND 1993
- - --------------------------------------------------------------------------------

                                                                    1994           1993
                                                                    ----           ----
ASSETS:
  Investments, at fair value:
    Forest Oil Corporation Stock Fund                           $ 1,986,372      3,754,135
    Morley GIC Fund                                               2,469,216      2,298,816
    Fidelity Asset Manager Fund                                   2,454,382      2,254,177
    Janus Fund                                                    1,680,467      1,573,677
    Harbor International Fund                                     1,089,952        804,856
    Pimco Low Duration Fund                                         422,702        573,839
                                                                 ----------     ----------
                                                                 10,103,091     11,259,500
  Other investments:
    Loans to participants                                           378,458        293,411
    Cash and short-term investments                                   3,772         56,238
                                                                 ----------     ----------
         Total investments                                       10,485,321     11,609,149

  Receivable for investments sold                                    --            191,771
  Contributions receivable:
    Company                                                          38,261         36,050
    Participants                                                     56,171         50,402
  Investment income receivable                                        5,532          5,980
  Other receivables                                                   7,917          7,861
                                                                 ----------     ----------

         Total assets                                            10,593,202     11,901,213

LIABILITIES:
  Forfeitures available to the Company to reduce
    future contributions                                             24,688         17,494
  Other liabilities                                                  38,259         36,050
                                                                 ----------     ----------

         Total liabilities                                           62,947         53,544
                                                                 ----------     ----------

         Net assets available for plan benefits, including
            distributions payable to participants of
            $593,700 in 1994 and $444,500 in 1993               $10,530,255     11,847,669
                                                                 ----------     ----------
                                                                 ----------     ----------


See accompanying notes to financial statements.

RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

YEARS ENDED DECEMBER 31, 1994 AND 1993
- - --------------------------------------------------------------------------------

                                                                    1994           1993
                                                                    ----           ----
Additions:
  Contributions:
    Company:
      Common stock                                              $   812,392      1,041,464
      Cash                                                               25             30
    Participants                                                    722,543        637,603
  Dividends and interest income                                     233,790        389,792
                                                                 ----------     ----------
                                                                  1,768,750      2,068,889

  Net realized and unrealized appreciation (depreciation)
    in fair value of investments                                 (2,045,408)     1,745,784
                                                                 ----------     ----------
         Total additions (decreases)                               (276,658)     3,814,673

Deductions:
  Distributions to participants                                   1,033,562      1,122,161
  Change in value of forfeited contributions                          7,194         31,817
                                                                 ----------     ----------
                                                                  1,040,756      1,153,978
                                                                 ----------     ----------
         Net increase (decrease) in net assets available for
           plan benefits                                         (1,317,414)     2,660,695

Net assets available for plan benefits at beginning of year      11,847,669      9,186,974
                                                                 ----------     ----------
Net assets available for plan benefits at end of year
                                                                $10,530,255     11,847,669
                                                                 ----------     ----------
                                                                 ----------     ----------

See accompanying notes to financial statements.

RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1994 AND 1993
- - --------------------------------------------------------------------------------

(1)  DESCRIPTION OF THE PLAN

     The Retirement Savings Plan of Forest Oil Corporation (the Plan) is a profit sharing, defined contribution plan which includes a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. The Plan is available to any employee of Forest Oil Corporation and its affiliates (the Company) that have adopted the Plan.

     Effective July 1, 1993, the investment options were:

     Forest Oil Corporation Stock Fund       Common stock of Forest Oil
                                                Corporation
     Morley GIC Fund                         Collective trust consisting of
                                                guaranteed insurance contracts
     Fidelity Asset Manager Fund             Mutual fund consisting of
                                                investments in money market
                                                instruments, intermediate to
                                                long-term bonds, and equity
                                                securities
     Janus Fund                              Mutual fund consisting primarily of
                                                common stocks and similar equity
                                                securities
     Harbor International Fund               Mutual fund consisting of non-U.S.
                                                equity securities
     Pimco Low Duration Fund                 Mutual fund consisting primarily of
                                                government and corporate fixed
                                                income debt instruments

     Prior to July 1, 1993, participants could choose among any combination of the following investment options under the Plan: (1) Forest Oil common stock (the Forest Oil Stock Fund), (2) Fidelity Equity Income Fund, (3) Fidelity Intermediate Bond Fund, and (4) Fidelity Cash Reserves Fund.

     Employees enrolled in the Plan may elect to defer from 1% to 10% of their compensation on a pre-tax basis as a contribution to the Plan (Deferred Compensation Contribution). Each month, the Company contributes an amount equal to 100% of the Deferred Compensation Contributions made by or on behalf of each participant limited to 5% of the participant's compensation (Company Matching Contribution). For each Plan Year, the Company may contribute as a Company Profit-Sharing Contribution an amount determined in the sole discretion of the Executive Committee of Forest Oil's Board of Directors. The Company Profit-Sharing Contribution, if any, is in addition to Company Matching Contribution and is allocated among certain qualifying participants based on compensation. At the sole discretion of the Executive Committee of Forest Oil's Board of Directors, Company Matching and/or Profit-Sharing Contributions shall be made in cash, in shares of Forest Oil common stock, or in any combination of cash and shares of Forest Oil common stock. Profit-sharing contributions of Forest Oil common shares were $210,150 and $614,713 for 1994 and 1993, respectively.

     Company Matching and Profit-Sharing Contributions made for a participant's account are vested under certain conditions, including a graduated schedule where full vesting occurs upon the completion of five years of service. Nonvested Company Matching and Profit-Sharing Contributions are subject to forfeiture under certain conditions and forfeited balances are available to reduce the next succeeding Company Matching Contribution to the Plan. A participant is fully vested in his own contributions at all times.

RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION

- - --------------------------------------------------------------------------------

     Expenses associated with the administration and investment activities of the Plan are paid by the Company.

     The Company maintains the right to terminate or amend the Plan at any time. In the event of a termination or partial termination of the Plan, or complete discontinuance of Company Matching and Profit-Sharing Contributions to the Plan, the invested balance of the affected members under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each member's accounts shall be distributed as the administrative committee shall direct, to the participant or for the participant's benefit, or continued in trust for the participant's benefit.

     The foregoing description of the Plan provides only general information. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions. Copies of the Summary Plan Description are available from the administrative committee of the Plan.

(2)  SIGNIFICANT ACCOUNTING POLICIES

     VALUATION OF INVESTMENTS

     Investments in the Forest Oil Stock Fund, Morley GIC Fund, Fidelity Asset Manager Fund, Janus Fund, Pimco Low Duration Fund, and Harbor International Fund are valued at market for financial reporting purposes. Purchases and sales of securities are recorded on a trade-date basis.

     A Plan participant's interest in the Morley GIC Fund, Fidelity Asset Manager Fund, Janus Fund, Pimco Low Duration Fund, and Harbor International Fund is represented by units. The average unit value for each fund is computed by dividing the number of units outstanding into the total value of the fund. The total value of each fund at any given time consists of the market value of the investments held in the fund, including any income retained on such investments.

RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION

- - --------------------------------------------------------------------------------

(3)  INVESTMENTS

     The Plan's investments are held by a bank-administered trust fund. During 1994 and 1993, the Plan's investments appreciated (depreciated) in fair value by $(2,045,408) and $1,745,784 respectively, as follows:

                                               Net appreciation
                                                (depreciation)
                                                 in fair value     Fair value at
                                                during the year     end of year
                                               ----------------     -----------
     Year ended December 31, 1994:
        Common stock of Forest Oil Corporation   $(1,839,694)        1,986,372
        Morley GIC Fund                              138,546         2,469,216
        Mutual funds:
          Fidelity Asset Manager Fund               (262,380)        2,454,382
          Janus Fund                                 (52,077)        1,680,467
          Harbor International Fund                   (3,917)        1,089,952
          Pimco Low Duration Fund                    (25,886)          422,702
                                                  ----------        ----------
                                                 $(2,045,408)       10,103,091
                                                  ----------        ----------
                                                  ----------        ----------
     Year ended December 31, 1993:
        Common stock of Forest Oil Corporation   $ 1,194,651         3,754,135
        Morley GIC Fund                               81,279         2,298,816
        Mutual funds:
          Fidelity Equity Income Fund                198,931            --
          Fidelity Intermediate Bond Fund             37,141            --
          Fidelity Asset Manager Fund                139,507         2,254,177
          Janus Fund                                 (18,589)        1,573,677
          Pimco Low Duration Fund                     (4,474)          573,839
          Harbor International Fund                  117,338           804,856
                                                  ----------        ----------
                                                 $ 1,745,784        11,259,500
                                                  ----------        ----------
                                                  ----------        ----------

RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION

- - --------------------------------------------------------------------------------

(3)  INVESTMENTS (CONTINUED)

     The fair values of individual investments that represent 5% or more of the Plan's net assets are as follows:


                                                     1994            1993
                                                     ----            ----
     Forest Oil Corporation Common Stock          $1,986,372      3,754,135
     Morley GIC Fund                               2,469,216      2,298,816
     Fidelity Asset Manager Fund                   2,454,382      2,254,177
     Janus Fund                                    1,680,467      1,573,677
     Harbor International Fund                     1,089,952        804,856

RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION


(4) Funds Summary

The changes in net assets available for plan benefits by investment option for the year ended December 31, 1994 are summarized as follows:
                                                                           Fidelity
                                               Forest Oil                   Asset
                                               Corporation    Morley       Manager        Janus
                                 Total         Stock Fund    GIC Fund       Fund          Fund
                                 -----         -----------   --------      --------      ---------
Net assets available
      for plan benefits,
      January 1, 1994         $ 11,847,669     3,943,263     2,354,401     2,271,614     1,588,417

Additions:
     Contributions:
       Company:
         Common stock              812,392       812,392         -             -             -
         Cash                           25            25         -             -             -
         Participants              722,543       106,694        78,561       207,910       179,033
         Dividends and
           interest income         233,790           338        20,812        97,872        34,909
                              ------------     ---------     ---------     ---------     ---------
                                 1,768,750       919,449        99,373       305,782       213,942

Net realized and
     unrealized appreciation
     (depreciation) in fair
     value of investments       (2,045,408)   (1,839,694)      138,546      (262,380)      (52,077)
                              ------------     ---------     ---------     ---------     ---------

         Total additions
           (decreases)            (276,658)     (920,245)      237,919        43,402       161,865

Deductions:
     Distributions to
       participants              1,033,562       273,573        59,719       204,740       204,049
     Change in value
       of forfeited
       contributions                 7,194         5,925         1,269         -             -
                              ------------     ---------     ---------     ---------     ---------
                                 1,040,756       279,498        60,988       204,740       204,049
Transfers (including loan
     activity)                       -          (624,900)       62,064       247,061        56,747
                              ------------     ---------     ---------     ---------     ---------

NET ASSETS AVAILABLE
  FOR PLAN BENEFITS,
  DECEMBER 31,
  1994                        $ 10,530,255     2,118,620     2,593,396     2,357,337     1,602,980
                              ------------     ---------     ---------     ---------     ---------
                              ------------     ---------     ---------     ---------     ---------

                                   Harbor        Pimco
                                   Inter-         Low           Loans
                                  national      Duration         to
                                    Fund          Fund      Participants
                                  --------      --------    ------------
Net assets available
  for plan benefits,
  January 1, 1994                  810,804       577,898       301,272

Additions:
  Contributions:
    Company:
      Common stock                   -             -             -
      Cash                           -             -             -
    Participants                   110,078        40,267         -
    Dividends and
      interest income               50,508        29,351         -
                                 ---------       -------       -------
                                   160,586        69,618         -

Net realized and
     unrealized appreciation
     (depreciation) in fair
     value of investments           (3,917)      (25,886)        -
                                 ---------       -------       -------

         Total additions
           (decreases)             156,669        43,732         -

Deductions:
     Distributions to
       participants                231,216        60,265         -
     Change in value
       of forfeited
       contributions                 -             -             -
                                 ---------       -------       -------
                                   231,216        60,265
Transfers (including loan
     activity)                     344,398      (105,943)       20,573
                                 ---------       -------       -------

NET ASSETS AVAILABLE
  FOR PLAN BENEFITS,
  DECEMBER 31, 1994              1,080,655       455,422       321,845
                                 ---------       -------       -------
                                 ---------       -------       -------


RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION

(4) Funds Summary

The changes in net assets available for plan benefits by investment option for the year ended December 31, 1993 are summarized as follows:

                                                                                       Fidelity                 Fidelity
                                           Forest Oil                     Fidelity      Cash                     Asset
                                           Corporation  Fidelity Equity Intermediate   Reserve      Morley      Manager
                                 Total     Stock Fund     Income Fund     Bond Fund     Fund       GIC Fund      Fund
                                 -----     -----------  --------------- ------------- ----------   --------    --------
Net assets available
     for plan benefits,
     January 1, 1993          $  9,186,974   2,413,839      2,061,435      1,016,209   3,407,692      -           -

Additions:
     Contributions:
       Company:
         Common stock            1,041,464   1,041,464          -              -           -          -           -
         Cash                           30          30          -              -           -          -           -
       Participants                637,603     109,928        110,049         59,125     100,708     35,493      90,854
       Dividends and
         interest income           389,792         290         34,934         42,868      50,678     23,266     107,682
                              ------------   ---------      ---------      ---------   ---------  ---------   ---------
                                 2,068,889   1,151,712        144,983        101,993     151,386     58,759     198,536

Net realized and
     unrealized appreciation
     (depreciation) in fair
     value of investments        1,745,784   1,194,651        198,931         37,141       -         81,279     139,507
                              ------------   ---------      ---------      ---------   ---------  ---------   ---------

         Total additions         3,814,673   2,346,363        343,914        139,134     151,386    140,038     338,043

Deductions:
     Distributions to
       participants              1,122,161     271,038        278,251         19,186      86,078    463,008       1,511
     Change in value
       of forfeited
       contributions                31,817      32,678          1,046            868      11,677    (14,452)      -
                              ------------   ---------      ---------      ---------   ---------  ---------   ---------
                                 1,153,978     303,716        279,297         20,054      97,755    448,556       1,511

Transfers (including loan
     activity)                       -        (513,223)    (2,126,052)    (1,135,289) (3,461,323) 2,662,919   1,935,082
                              ------------   ---------      ---------      ---------   ---------  ---------   ---------

NET ASSETS AVAILABLE
  FOR PLAN BENEFITS,
  DECEMBER 31,
  1993                        $ 11,847,669   3,943,263          -              -           -      2,354,401   2,271,614
                              ------------   ---------      ---------      ---------   ---------  ---------   ---------
                              ------------   ---------      ---------      ---------   ---------  ---------   ---------

                                            Harbor
                                            Pimco
                                            Inter-      Low         Loans
                                 Janus     national   Duration       to
                                  Fund       Fund       Fund    Participants
                                 -----     --------   --------  ------------
   Net assets available
     for plan benefits,
     January 1, 1993                -          -           -         287,799

   Additions:
     Contributions:
       Company:
         Common stock               -          -           -           -
         Cash                       -          -           -           -
       Participants                75,610     32,190      23,646       -
       Dividends and
         interest income          100,988      6,970      22,116       -
                                ---------    -------     -------     -------
                                  176,598     39,160      45,762       -

   Net realized and
     unrealized appreciation
     (depreciation) in fair
     value of investments         (18,589)   117,338      (4,474)      -
                                ---------    -------     -------     -------

         Total additions          158,009    156,498      41,288       -

   Deductions:
     Distributions to
       participants                 2,747        342       -           -
     Change in value
       of forfeited
       contributions                -          -           -           -
                                ---------    -------     -------     -------
                                    2,747        342       -           -

   Transfers (including loan
     activity)                  1,433,155    654,648     536,610      13,473
                                ---------    -------     -------     -------

  NET ASSETS AVAILABLE
  FOR PLAN BENEFITS,
  DECEMBER 31,
  1993                          1,588,417    810,804     577,898     301,272
                                ---------    -------     -------     -------
                                ---------    -------     -------     -------

RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION

- - --------------------------------------------------------------------------------

(5)  RECONCILIATION TO INTERNAL REVENUE SERVICE (IRS) FORM 5500

     Benefits payable to terminated employees are shown as a liability on IRS Form 5500. For financial statement purposes, all net assets of the Plan are considered to be available for plan benefits; therefore, benefits identified for payment to participants of the Plan are not deducted from total assets to derive net assets available for benefits. Net assets available for plan benefits include $593,700 and $444,500 of benefits payable to participants as of December 31, 1994 and 1993, respectively. Correspondingly, distributions to participants include only actual amounts paid during the year for financial statement purposes. For purposes of the IRS Form 5500, distributions expense includes amounts payable to terminated participants.

(6)  FEDERAL INCOME TAXES

     Prior to certain recent amendments to the Plan, the IRS had issued a determination letter in September 1991 indicating that the Plan qualified under Section 401(a) of the Internal Revenue Code (Code) and that the trust is therefore exempt from federal income tax under Section 501(a) of the Code. As a result of the amendments to the Plan, a request for a determination letter has been filed with the IRS. The Administrative Committee believes that the Plan continues to meet all applicable sections of the Code.

                                                                      SCHEDULE 1

RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION

ASSETS HELD FOR INVESTMENT

DECEMBER 31, 1994

- - --------------------------------------------------------------------------------

                                              Number of                    Fair market
                                           shares or units     Cost           value
                                           ---------------     ----           -----
Common stock of Forest Oil Corporation:
  Common Stock                                 882,832     $ 3,342,429      1,986,372

GIC pooled funds:
  Morley GIC fund                              156,775       2,276,458      2,469,216

Mutual funds:
  Fidelity Asset Manager Fund                  177,468       2,592,055      2,454,382
  Janus Fund                                    89,482       1,747,036      1,680,467
  Harbor International Fund                     44,579       1,004,859      1,089,952
  Pimco Low Duration Fund                       43,713         446,779        422,702
                                                            ----------     ----------
                                                            11,409,616     10,103,091
Money market funds:
  State Street Short-Term Investment Funds       3,772           3,772          3,772
Loans to participants
                                                               378,458        378,458
                                                            ----------     ----------
     TOTAL INVESTMENTS
                                                           $11,791,846     10,485,321
                                                            ----------     ----------
                                                            ----------     ----------

See accompanying independent auditors' report.

                                                                      SCHEDULE 2


RETIREMENT SAVINGS PLAN OF FOREST OIL CORPORATION

REPORTABLE TRANSACTIONS

YEAR ENDED DECEMBER 31, 1994
- - --------------------------------------------------------------------------------

                                                                                               Net
                                                                                            realized
                                                              Cost of        Proceeds         gain
   Description of asset       Description of transaction     purchases      from sales       (loss)
   --------------------       --------------------------     ---------      ----------        ----
Common stock of               Aggregate of 31 purchases
  Forest Oil Corporation        and 40 sales               $ 1,043,365        976,793        (26,085)
Fidelity Asset Manager Fund   Aggregate of 32 purchases        893,790           --             --


See accompanying independent auditors' report.

     Exhibits.

     1.   Consent of Independent Auditors to Incorporation by Reference in
Form S-8

                                                                       EXHIBIT 1





                         CONSENT OF INDEPENDENT AUDITORS


BOARD OF DIRECTORS
FOREST OIL CORPORATION:


We consent to the incorporation by reference in the Registration Statement (No. 33-59504) on Form S-8 of Forest Oil Corporation of our report dated April 14, 1995 relating to the statements of net assets available for plan benefits of the Retirement Savings Plan of Forest Oil Corporation as of December 31, 1994 and 1993 and the statements of changes in net assets available for plan benefits for the years then ended and related schedules for the year ended December 31, 1994, which report appears as an exhibit in the December 31, 1994 annual report on Form 10-K of Forest Oil Corporation.



                                          KPMG PEAT MARWICK LLP


Denver, Colorado

May 1, 1995